Rosenfeld & Kaplan, L.L.P.
                (A Limited Liability Partnership
               Including Professional Corporations)

                        Attorneys at Law
                        535 Fifth Avenue
                           29th Floor
                    New York, New York 10017

                                        TEL(212) 682-1400
                                        FAX(212) 682-1100

                                     October 22, 2001




VersaTech, Inc.
421 E. Dinker Street
Dunmore, Pennsylvania 18512

          Re: Registration Statement on Form S-8

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by VersaTech, Inc. ("Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") relating to an aggregate of 135,000 shares of the Common Stock of the Company, par value $.0003 per share (the "Shares") to be issued to the individuals named in a Consent of the Company's Board of Directors dated October 24,2001. You have represented to us that each of the listed individuals has provided bona-fide services to the company which are not connected in any manner to the offer or sale of a security in a capital raising transaction and which did not, either directly or indirectly, promote or maintain a market for VersaTech's securities.

          As counsel for the Company, we have examined such corporate records, documents and such question of law as we have considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares and that the Shares being registered pursuant to the Registration Statement, when issued will be duly authorized, legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                     Very truly yours,
                                     /s/ ROSENFELD & KAPLAN, LLP.
                                     ROSENFELD & KAPLAN, LLP.